EXHIBIT 99.3

Volkswagen Auto Lease Trust 2004-A
SERVICER CERTIFICATE
For the Annual Collection Period ended December 2004

				Collection Period Ended:	Collection Period Ended:	Collection Period Ended:	Collection Period Ended:
				September-04	October-04	November-04	December-04	TOTALS

A. SUMMARY

	Initial Balance	Ending Balance	Note Factor	Principal Payment	Principal Payment	Principal Payment	Principal Payment	Principal Payment
Class A-1 Notes	321,000,000.00	162,010,870.32	0.5047068	58,925,225.75	40,381,388.93	28,286,396.95	31,396,118.05	158,989,129.68
Class A-2 Notes	437,000,000.00	437,000,000.00	1.0000000	—	—	—	—	—
Class A-3 Notes	326,000,000.00	326,000,000.00	1.0000000	—	—	—	—	—
Class A-4a Notes	100,000,000.00	100,000,000.00	1.0000000	—	—	—	—	—
Class A-4b Notes	316,000,000.00	316,000,000.00	1.0000000	—	—	—	—	—
Certificates	209,401,709.41	209,401,709.41	1.0000000	—	—	—	—	—

Total	$1,709,401,709.41	$1,550,412,579.73		$58,925,225.75	$40,381,388.93	$28,286,396.95	$31,396,118.05	$158,989,129.68

			Coupon Rate	Interest Payment	Interest Payment	Interest Payment	Interest Payment	Interest Payment
Class A-1 Notes			1.9992%	374,350.20	480,278.23	344,718.43	332,956.58	1,532,303.44
Class A-2 Notes			2.4700%	629,644.17	899,491.67	899,491.67	899,491.67	3,328,119.17
Class A-3 Notes			2.8400%	540,073.33	771,533.33	771,533.33	771,533.33	2,854,673.33
Class A-4a Notes			3.0900%	180,250.00	257,500.00	257,500.00	257,500.00	952,750.00
Class A-4b Notes			2.5100%	357,606.67	582,230.00	550,542.22	682,998.89	2,173,377.78

Total				2,081,924.37	2,991,033.23	2,823,785.66	2,944,480.47	10,841,223.72

B. COLLECTIONS AND AVAILABLE FUNDS

Lease Payments Received				55,192,161.39	35,274,406.48	26,072,550.72	27,400,396.26	143,939,514.85
Sales Proceeds – Early Terminations				24,830,628.21	16,358,497.21	11,684,146.73	13,366,995.46	66,240,267.61
Sales Proceeds – Scheduled Terminations				—	—	20,068.30	79,052.68	99,120.98
Security Deposits for Terminated Accounts				48,700.00	35,650.00	23,425.00	37,525.00	145,300.00
Excess Wear and Tear Received				585.00	500.00	1,442.00	1,206.50	3,733.50
Excess Mileage Charges Received				—	2,894.25	2,948.30	542.81	6,385.36
Other Recoveries Received				—	134,821.11	94,252.00	37,854.19	266,927.30

Subtotal: Total Collections				80,072,074.60	51,806,769.05	37,898,833.05	40,923,572.90	210,701,249.60

Repurchase Payments				—	—	—	—	—
Postmaturity Term Extension				—	—	—	—	—
Net Swap Receipt – Class A-4b				—	—	—	—	—
Investment Earnings on Collection Account				—	109,954.28	77,738.93	77,744.50	265,437.71

Total Available Funds, prior to Servicer Advances				80,072,074.60	51,916,723.33	37,976,571.98	41,001,317.40	210,966,687.31

Servicer Advance				—	—	—	—	—

Total Available Funds				80,072,074.60	51,916,723.33	37,976,571.98	41,001,317.40	210,966,687.31

EXHIBIT 99.3

Volkswagen Auto Lease Trust 2004-A
SERVICER CERTIFICATE
For the Annual Collection Period ended December 2004

	Collection Period Ended:	Collection Period Ended:	Collection Period Ended:	Collection Period Ended:
	September-04	October-04	November-04	December-04	TOTALS

C. DISTRIBUTIONS

Payment Date Advance Reimbursement	—	—	—	—	—
Servicing Fee:
Servicing Fee Shortfall from Prior Periods	—	—	—	—	—
Servicing Fee Due in Current Period	2,849,002.85	1,375,397.07	1,341,745.91	1,318,173.91	6,884,319.75
Servicing Fee Shortfall		—	—	—	—
Administration Fee
Administration Fee Shortfall from Prior Periods	—	—	—	—	—
Administration Fee Due in Current Period	5,000.00	5,000.00	5,000.00	5,000.00	20,000.00
Administration Fee Shortfall	—	—	—	—	—
Net Swap Payment – Class A-4b	208,665.33	226,730.00	258,417.78	125,961.11	819,774.22
Senior Swap Termination Payment (paid pro rata with Noteholder Interest payment)	—	—	—	—	—
Interest Paid to Noteholders
Interest Shortfall from Prior Periods Class A-1 Notes	—	—	—	—	—
Interest Shortfall from Prior Periods Class A-2 Notes	—	—	—	—	—
Interest Shortfall from Prior Periods Class A-3 Notes	—	—	—	—	—
Interest Shortfall from Prior Periods Class A-4a Notes	—	—	—	—	—
Interest Shortfall from Prior Periods Class A-4b Notes	—	—	—	—	—
Interest Due in Current Period Class A-1 Notes	374,350.20	480,278.23	344,718.43	332,956.58	1,532,303.44
Interest Due in Current Period Class A-2 Notes	629,644.17	899,491.67	899,491.67	899,491.67	3,328,119.17
Interest Due in Current Period Class A-3 Notes	540,073.33	771,533.33	771,533.33	771,533.33	2,854,673.33
Interest Due in Current Period Class A-4a Notes	180,250.00	257,500.00	257,500.00	257,500.00	952,750.00
Interest Due in Current Period Class A-4b Notes	357,606.67	582,230.00	550,542.22	682,998.89	2,173,377.78
Interest Shortfall Class A-1 Notes	—	—	—	—	—
Interest Shortfall Class A-2 Notes	—	—	—	—	—
Interest Shortfall Class A-3 Notes	—	—	—	—	—
Interest Shortfall Class A-4a Notes	—	—	—	—	—
Interest Shortfall Class A-4b Notes	—	—	—	—	—
Principal Paid to Noteholders	58,925,225.75	40,381,388.93	28,286,396.95	31,396,118.05	158,989,129.68
Amount Paid to Reserve Account to Reach Specified Balance	16,002,256.30	6,937,174.10	5,261,225.68	5,211,583.86	33,412,239.94
Subordinated Swap Termination Payments		—	—	—	—
Other Amounts paid to Trustees	—	—	—	—	—

Remaining Available Funds	—	—	—	—	—

EXHIBIT 99.3

Volkswagen Auto Lease Trust 2004-A
SERVICER CERTIFICATE
For the Annual Collection Period ended December 2004

	Collection Period Ended:	Collection Period Ended:	Collection Period Ended:	Collection Period Ended:
	September-04	October-04	November-04	December-04	TOTALS

D. CALCULATIONS

Calculation of Principal Distribution Amount: (Sum of)
a) Targeted Principal Distributable Amount:
For Current Units: Change in Securitization Value	35,027,639.90	24,659,260.08	16,807,621.85	18,082,193.50	94,576,715.33
For Current Units: Change in Securitization Value for Advanced Payments	—	—	—	—	—
For All Terminated Units: Securitization Value (Beg. of Collection Period)	23,897,585.85	15,722,128.85	11,478,775.10	13,313,924.55	64,412,414.35
For Repurchases: Securitization Value (Beg. Of Collection Period)	—	—	—	—	—
b) Principal Carryover Shortfall from Preceding Payment Date	—	—	—	—	—
c) Additional Amounts to pay in full Notes on or after Final Scheduled Payment Date	—	—	—	—	—

Principal Distribution Amount before Reserve Account Draw Amount	58,925,225.75	40,381,388.93	28,286,396.95	31,396,118.05	158,989,129.68

Remaining Available Funds (Item 40)	74,927,482.05	47,318,563.03	33,547,622.63	36,607,701.91	192,401,369.62
Available Funds Shortfall Amount (If Item 54 > 55, Item 54 less Item 55, else 0)	—	—	—	—	—
Reserve Account Draw Amount (If Item 56 is > 0, Lesser of the Reserve Account Balance and Item 56)	—	—	—	—	—
Principal Carryover Shortfall (If Item 56 > Item 57 less Item 57, else 0)	—	—	—	—	—

Principal Distribution Amount (If Item 56 > 0, Item 57 plus Item 55, else Item 54)	58,925,225.75	40,381,388.93	28,286,396.95	31,396,118.05	158,989,129.68

Calculation of Servicer Advance:
Available Funds, prior to Servicer Advances (Item 27)	80,072,074.60	51,916,723.33	37,976,571.98	41,001,317.40
Less: Payment Date Advance Reimbursement (Item 71)	—	—	—	—
Less: Servicing Fees Paid (Items 32, 33 and 34)	2,849,002.85	1,375,397.07	1,341,745.91	1,318,173.91
Less: Administration Fees Paid (Items 36, 37 and 38)	5,000.00	5,000.00	5,000.00	5,000.00
Less: Interest Paid to Noteholders (Item 39)	2,290,589.70	3,217,763.23	3,082,203.43	3,070,441.58

Equals: Remaining Available Funds before Servicer Advance (If < Item 54, Available Funds Shortfall)	74,927,482.05	47,318,563.03	33,547,622.63	36,607,701.91
Monthly Lease Payments Due on Included Units but not received (N/A if Item 66 > Item 54)	N/A	N/A	N/A	N/A

Servicer Advance (If Item 66 < Item 54, lesser of Item 66 and Item 67, else 0)	—	—	—	—	—

Reconciliation of Servicer Advance:
Beginning Balance of Servicer Advance	—	—	—	—
Payment Date Advance Reimbursement	—	—	—	—
Additional Payment Advances for current period	—	—	—	—

Ending Balance of Payment Advance	—	—	—	—

EXHIBIT 99.3

Volkswagen Auto Lease Trust 2004-A
SERVICER CERTIFICATE
For the Annual Collection Period ended December 2004

	Collection Period Ended:	Collection Period Ended:	Collection Period Ended:	Collection Period Ended:
	September-04	October-04	November-04	December-04	TOTALS

E. RESERVE ACCOUNT

Reserve Account Balances:
Specified Reserve Account Balance	51,282,051.28	51,282,051.28	51,282,051.28	51,282,051.28	51,282,051.28
Initial Reserve Account Balance	17,094,017.09	17,094,017.09	17,094,017.09	17,094,017.09	17,094,017.09
Beginning Reserve Account Balance	17,094,017.09	33,096,273.39	40,066,553.71	45,378,179.84	17,094,017.09
Plus:Net Investment Income for the Collection Period	—	33,106.22	50,400.45	70,243.69	153,750.36

Subtotal:Reserve Fund Available for Distribution	17,094,017.09	33,129,379.61	40,116,954.16	45,448,423.53	17,247,767.45
Plus:Deposit of Excess Available Funds	16,002,256.30	6,937,174.10	5,261,225.68	5,211,583.86	33,412,239.94
Less:Reserve Account Draw Amount	—	—	—	—	—

Subtotal Reserve Account Balance	33,096,273.39	40,066,553.71	45,378,179.84	50,660,007.39	50,660,007.39
Less: Excess Reserve Account Funds to Transferor	—	—	—	—	—

Equals: Ending Reserve Account Balance	33,096,273.39	40,066,553.71	45,378,179.84	50,660,007.39	50,660,007.39

Current Period Net Residual Losses:
Aggregate Securitization Value for Scheduled Terminated Units	—	—	23,320.52	98,115.75	121,436.27
Less: Aggregate Sales Proceeds for Scheduled Terminated Units	—	—	(20,068.30)	(79,052.68)	(99,120.98)
Less: Excess Wear and Tear Received	—	(500.00)	(1,442.00)	(1,206.50)	(3,148.50)
Less: Excess Mileage Received	—	(2,894.25)	(2,948.30)	(542.81)	(6,385.36)

Current Period Net Residual Losses/(Gains)	—	(3,394.25)	(1,138.08)	17,313.76	12,781.43

Cumulative Net Residual Losses:
Beginning Cumulative Net Residual Losses	—	—	(3,394.25)	(4,532.33)	—
Current Period Net Residual Losses (Item 91)	—	(3,394.25)	(1,138.08)	17,313.76	12,781.43

Ending Cumulative Net Residual Losses	—	(3,394.25)	(4,532.33)	12,781.43	12,781.43

Cumulative Net Residual Losses/(Gains) % of Aggregate Initial Securitization Value	0.00%	0.00%	0.00%	0.00%	0.00%

EXHIBIT 99.3

Volkswagen Auto Lease Trust 2004-A
SERVICER CERTIFICATE
For the Annual Collection Period ended December 2004

		Collection Period Ended:	Collection Period Ended:	Collection Period Ended:	Collection Period Ended:
		September-04	October-04	November-04	December-04	TOTALS

F. POOL STATISTICS	Initial

Collateral Pool Balance Data
Aggregate Securitization Value	1,709,401,710	1,650,476,484	1,610,095,095	1,581,808,698	1,550,412,580
Number of Current Contracts	85,792	84,709	83,856	83,214	82,460
Weighted Average Lease Rate	4.96%	4.94%	4.93%	4.92%	4.90%
Average Remaining Term	28.67	26.96	25.14	24.28	23.36
Average Original Term	44.43	44.41	44.41	44.40	44.40
Monthly Prepayment Speed		89.53%	116.00%	104.54%	100.85%

Pool Balance (Securitization Value) – Beginning of Period		1,709,401,710	1,650,476,484	1,610,095,095	1,581,808,698	1,709,401,710
Depreciation/Payments		(35,027,640)	(24,659,260)	(16,807,622)	(18,082,194)	(94,576,715)
Gross Credit Losses		—	(196,528)	(393,632)	(676,635)	(1,266,795)
Early Terminations		(23,897,586)	(15,525,601)	(11,061,823)	(12,539,174)	(63,024,184)
Scheduled Terminations		—	—	(23,321)	(98,116)	(121,436)
Repurchase/Reallocation		—	—	—	—	—

Pool Balance – End of Period		1,650,476,484	1,610,095,095	1,581,808,698	1,550,412,580	1,550,412,580

Delinquencies Aging Profile — End of Period Securitization Value
Current		1,638,008,096	1,597,251,857	1,565,043,446	1,532,193,167
31 - 90 Days Delinquent		12,468,388	11,830,308	15,154,363	15,998,149
90+ Days Delinquent		—	1,012,929	1,610,889	2,221,264

Total		1,650,476,484	1,610,095,095	1,581,808,698	1,550,412,580

Credit Losses:
Aggregate Securitization Value on charged-off units		—	196,528	393,632	676,635	1,266,795
Aggregate Liquidation Proceeds on charged-off units		—	(107,781)	(246,105)	(414,748)	(768,633)
Recoveries on charged-off units		—	—	—	—	—

Current Period Aggregate Net Credit Losses/(Gains)		—	88,747	147,527	261,887	498,161

Cumulative Net Credit Losses:
Beginning Cumulative Net Credit Losses		—	—	88,747	236,274	—
Current Period Net Credit Losses (Item 120)		—	88,747	147,527	261,887	498,161

Ending Cumulative Net Credit Losses		—	88,747	236,274	498,161	498,161

Cumulative Net Credit Losses/(Gains) as a % of Aggregate Initial Sec. Value		0.00%	0.01%	0.01%	0.03%	0.03%